Exhibit 6.2

This Order Form is between WealthForge Securities, LLC, a Virginia limited liability company (“Company”), and the party identified below (“Client”) and is incorporated by reference into the Master Services Agreement between the parties.

Client name: Hylete, Inc.	Contact Name: Ron Wilson
Notice Address: 560 Stevens Avenue	Contact Email: rwilson@hylete.com
City, State: Solana Beach, California	State of Incorporation: CA
Zip Code: 92075	Entity Type: Corporation

ORDER FORM EFFECTIVE DATE:	INITIAL TERM: Full 6 months

YOUR PRICE

Engagement Fee †	$2,500

Base Transaction Fee	100

Number of Concurrent Live Offerings	1

Escrow Fee	Waived

Network Success Fee	100

Due Diligence Fee (per offering)	Waived

Regulatory Filing Service Fee	$350*

†Payment for the first three full months of the Term plus the first partial month, if applicable, is due upon signing. See the T&Cs for more payment details.

Regulatory Filing Service Fee is per form plus applicable state-imposed fees ($50 - $1,500 each).

The Master Services Agreement between the parties includes this Order Form and the Master Services Agreement Terms and Conditions (“T&Cs”) linked here: www.wealthforge.com/hubfs/MSA/T&Cs_7.01.17.pdf

_____ By initialing here signatory certifies that (i) he or she is Client’s duly authorized representative; (ii) in that capacity, has reviewed the T&Cs available at the above-referenced link; (iii) accepts the T&Cs; and (iv) understands that the T&Cs together with this fully-executed Order Form comprise the Master Services Agreement between the parties. As described in the T&Cs, the parties may enter into one or more Deal Sheets at a later date that, when fully-executed are also incorporated into the Master Services Agreement.

The parties each cause this Order Form to be duly executed by an authorized representative as of the Order Form Effective Date specified above.

Client Name: Hylete, Inc.	WealthForge Securities, LLC
Signature: /s/ Ron Wilson	Signature: /s/ Bill Robbins
Title: CEO	Title: CEO
Date: 7/20/2017	Date: 7/20/2017

AMENDMENT TO MASTER SERVICES AGREEMENT

Effective as of August 3, 2017

This is the first amendment (“Amendment”) to the Master Services Agreement by and between WealthForge Securities, LLC, a Virginia limited liability company (“WealthForge”) and Hylete, Inc. (“Client”). All capitalized terms not otherwise defined herein shall have the meanings ascribed them in the (“Agreement”).

R1. On July 20, 2017, the parties entered into an Agreement which included an Order Form and the Master Services Agreement Terms and Conditions (“T&Cs”).

R2. The Order Form were incorrectly linked the T&Cs.

The parties therefore agree as follows:

1.	The link provided on the Order Form is deleted.

2.	The Agreement between the parties includes the T&Cs linked here:
www.wealthforge.com/hubfs/MSA/T&Cs 1.25.17.pdf

_____ By initialing here, signatory certifies that (i) he or she is Client’s duly authorized representative; (ii) in that capacity, has reviewed the T&Cs available at the above-referenced link; (iii) accepts the T&Cs; and (iv) understands that the T&Cs together with the fully-executed Order Form, as amended, comprise the Agreement between the parties. As described in the T&Cs, the parties may enter into one or more Deal Sheets at a later date that, when fully-executed are also incorporated into the Agreement.

3.	All other terms and conditions of the Agreement continue unchanged and in full force and effect as of the Order Form Effective Date. The parties execute this Amendment effective the date specified above.

The parties execute this Amendment effective the date specified above.

WEALTHFORGE SECURITIES, LLC	HYLETE, INC.

By: /s/ Bill Robbins	/s/ Ron Wilson
Name: Bill Robbins	Ron Wilson
Title: CEO	CEO

MASTER SERVICES AGREEMENT TERMS AND CONDITIONS

1.	Purpose and Overview

Subject to these Terms and Conditions (“T&Cs”), Company shall provide the Services for one or more Offerings as set forth in these T&Cs, fully-executed Order Form, and, if applicable, one or more fully-executed Deal Sheets. The relationship is structured as follows:

(i)	These T&Cs govern the entire relationship of the parties regarding the Services and together with the Order Form and Deal Sheets, if any, comprise the Master Services Agreement between the parties. If there is a conflict between the Order Form and the T&Cs, the Order Form controls. If there is a conflict between the Deal Sheet and the T&Cs or the Deal Sheet and the Order Form, the Deal Sheet controls.

(ii)	The parties execute an Order Form. The Order Form sets forth basic terms of the engagement for Company to provide Services to Client for one or more Offerings. The Order Form may include one or more addenda.

(iii)	Company’s first Services for an Offering are Diligence Services as further set forth in Exhibit A. The end product of the Diligence Services is a Diligence Report Call.

(iv)	After Company provides a Diligence Report Call, either (x) Company’s Services for the corresponding Offering are complete upon written notice by one of the parties; or (y) the Company and Client agree that Company will provide further Services for an Offering pursuant to a fully-executed Deal Sheet as further described below and in Exhibit A. The parties anticipate they typically will enter into a Deal Sheet after a Diligence Report Call, but the parties may execute a Deal Sheet for Offering Services at any time, including when Company does not provide Diligence Services for an Offering.

(v)	Client may initiate Diligence Services for one or more specific Offerings during the Term. Client may initiate Offering Services via a Deal Sheet for one or more specific Offerings during the Term, which must be fully-executed by Client and Company. Company does not intend to enter into more concurrent Deal Sheets than the “Number of Concurrent Live Offerings” as set forth in the Order Form.

(vi)	If a Client desires Offering Services for an Offering and if Client is not the Issuing Party, Client will execute the Deal Sheet together with the Affiliated Issuer. In that case, the Agreement applies jointly and severally to the Client and the Affiliated Issuer for the corresponding Offering.

2.	Selected Definitions

"Advertising Materials" means, but is not limited to, websites, offering landing pages, emails, and all written materials about an Offering provided by Client, or anyone acting on Client's behalf and all written materials that include a disclaimer stating that securities are offered through WealthForge Securities, LLC.

“Affiliated Issuer” means an entity that is an issuer of Securities that is Client’s affiliate.

“Affiliated Representative” means a registered representative affiliated with Company that is also an employee, shareholder, member, officer, board member, or owner of the Client.

“Agreement” means the T&Cs, together with the Order Form and, if applicable, one or more fully- executed Deal Sheets.

“Escrow Release” means each distribution of Subscriber funds to the Issuing Party, or to Company on the Issuing Party’s behalf, by the escrow agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fees” collectively means all fees Client owes to Company under this Agreement.

“Gross Proceeds” means the aggregate gross proceeds received from the sale of Securities for which the Company provides Offering Services under this Agreement.

“Individual Investment” means: a single transaction for which Company provides Offering Services where a Client accepts and receives funds a Subscriber deposited in escrow to make a purchase in an Offering subject to a Purchase Agreement.

“Investor” means an investor who has completed an Individual Investment in an Offering.

“Issuing Party” means the party that is issuing the Securities in the Offering, which is the Client unless there is an Affiliated Issuer.

“Network Members” means (i) registered representatives that are not Affiliated Representatives, other broker-dealers, registered investment advisors and other intermediaries; (ii) that have demonstrated interest in introducing Prospective Subscribers to an Offering.

“Offering” means a specific securities offering structured in accordance with the requirements of Section 4(a)(2) of the Securities Act (and Rule 506 of Regulation D promulgated thereunder) for which Company performs Services. The definition of Offering may be further identified when Client engages Company for Offering Services pursuant to a fully-executed Deal Sheet.

“Offering Materials” means the private placement memorandum, operating agreement, subscription agreement, advertising materials, and all other written or oral communications Client intends to provide a Prospective Subscriber related to the specific Offering.

“Outside Services” means (i) all services of the nature identified in Exhibit A for an Offering that the Company does not perform; and (ii) services involving the solicitation of Prospective Subscribers commonly called “placement services” for an Offering outside of this Agreement. Selling efforts by Client’s associated persons conducted in accordance with 17 C.F.R. 240.3a4-1 are not Outside Services.

“Prospective Subscriber” means an individual or entity that is eligible to purchase Securities in the Offering.

“Securities” means the debt or equity securities that the Issuing Party is making available in an Offering.

“Securities Act” means the Securities Act of 1933, as amended.

“Services” means the services Company agrees to provide Client under a fully-executed Order Form and, if applicable, a fully-executed Deal Sheet. Services are comprised of Diligence Services and Offering Services.

“Subscriber” means an individual or entity that may purchase Securities that has submitted an order to purchase Securities.

“System” means the software and related technology listed under Offering Services in Section B.II(11) of Exhibit A, including the Invest Button™, Dynamic Tombstone™, and any upgrades, updates, error corrections or other modifications, documentation, and any customizations or other deliverables created under this Agreement along with any related electronic or written documentation that may be provided and including any related specifications provided to Client, or any statement of work entered into by the parties.

“Term” means the duration of the Initial Term together with all Renewal Terms.

“User” means an individual using the System under the license granted in this Agreement.

3.	Company’s Performance of Services

Company provides the following Services under this Agreement:

a.      Diligence Services. Company shall provide Diligence Services as set forth in Exhibit A.

b.      Offering Services. After Company has provided Diligence Services, if the Client desires to additionally engage Company to provide Offering Services, Client and Company may enter into a fully-executed Deal Sheet specifying Services that Company will provide for an Offering. Offering Services are comprised of: (i) Base Transaction Services; (ii) Network Services; and (iii) Additional Services as described in Exhibit A. Company is not obligated to perform Offering Services until it accepts the Offering as signified by fully-executed Deal Sheet. Exhibit A provides a comprehensive description of the above Offering Services and related Fees.

c.      Offering Services System License and Conditions. As further described in Exhibit A, Company utilizes the System to perform Offering Services. When a fully-executed Deal Sheet is effective, unless otherwise stated, Company grants to Client a personal, limited, revocable, non- exclusive, non-sub-licensable license to install, access and use the System, solely for use in connection with sending orders to Company from Subscribers in an Offering. Client may provide access to the System to Users (i) via the Invest Button and Dynamic Tombstone to members of the public who may be Prospective Subscribers, to promote, market and obtain investments in an Offering; and (ii) via a client moderator log in to Client’s employees or agents to utilize certain functionality of the System to facilitate and track an Offering. All access and use by Users are subject to this Agreement. Users are bound by the System’s terms and conditions when using the System. If there is a conflict between this Agreement and the terms of use or privacy policy for the System as it relates to a User’s use of the System, the System’s terms of use and privacy policy control. Client is responsible for the acts and omissions of Users. Company must approve Client’s use of the Invest Button and Dynamic Tombstone in each instance. If the Invest Button or Dynamic Tombstone is posted on or distributed by a third-party website or service provider (“Marketing Site”), Company must approve the Marketing Site and the posting in each instance in writing and Company may require that the Marketing Site execute an agreement to allow the Invest Button to be posted. Client is responsible for ensuring the Marketing Site follows law and regulation and terms of use applicable with Marketing Site’s provision of services to Client.

4.	Client’s Performance

a.	Client’s Performance for Offering Services

The obligations of Section 4(a) apply under a fully-executed Deal Sheet.

(i)      The System and Order Processing. Client shall ensure each Prospective Subscriber for which Company will perform Services submit orders via the System if the System accommodates the Prospective Subscriber. Company may accept orders outside of the System in its sole discretion, including when the System does not accommodate a Prospective Subscriber. Client shall utilize documentation and process as Company requires to make Client’s Offering Materials accessible to Subscribers through the System to review and sign.

(ii)     Acceptance of Orders. Client may, in its sole discretion, accept or reject any order initiated by a Subscriber until a closing of the Individual Investment has occurred. Client shall accept or reject an order initiated by a Subscriber within a reasonable time period as requested by Company. Prospective Subscribers will subscribe for the Securities offered in an Offering pursuant to a purchase or subscription agreement in form and substance approved by Company (“Purchase Agreement”). Company shall not unreasonably withhold or delay its approval of the Purchase Agreement. The Purchase Agreement will specify the price and other terms and conditions applicable to an Offering. Company does not hold Subscriber’s funds, and all funds raised are held in escrow or trust until released to the Client or refunded to the Subscriber.

(iii)    Escrow. Client shall provide all reasonable cooperation with respect to the escrow account established for an Offering. Company’s standard payment method for Subscribers is via ACH; however, Company does support payment by check for an additional fee, as set forth in Exhibit A.

(iv)    Exclusivity. Unless otherwise stated in the Deal Sheet, the Company is the exclusive provider of Offering Services, which means no other party, including the Client, may provide all or any part of Offering Services for an Offering subject to a fully-executed Deal Sheet. Client shall not accept funds in an Offering unless Company processes those funds. Additionally, Client may not engage an entity besides Company to engage in solicitation of Prospective Subscribers or services commonly called “placement services” for an Offering without Company’s consent. To the extent Client or its affiliates have previously solicited or intend to solicit Subscribers for an Offering, Client shall ensure that all Subscribers will participate in an Offering through Company and that Client and its affiliated persons are not required to register as a broker or dealer under the Exchange Act.

(v)     All written Offering Materials are subject to the prior review and approval of Company, which Company shall not unreasonably withhold or delay.

b.	Omnibus Client Provisions.

The following apply to Client for all Services under the Agreement:

(i)      Offering and Advertising Materials. Client shall create, and is solely responsible for all statements in Offering Materials. Client shall ensure that Offering Materials: (x) do not contain an untrue statement of material fact; and (y) do contain all material facts so that all statements in all Offering Materials are not misleading. Client shall promptly notify Company of any changes to, and amend Offering Materials, if necessary, to correct any untrue statement of material fact, or to state a required material fact or a fact necessary to make the statements not misleading. All Advertising Material must be approved in writing by WealthForge Securities, LLC prior to use.

(ii)     Additional Diligence. Client shall provide Company with all due diligence materials and information reasonably requested by Company about an Offering, including, without limitation, financial statements, technical reports and other information concerning Client’s business, operations, assets, liabilities, financial condition and prospects. Client shall make available officers of Client with responsibility for financial affairs and business operations to answer inquiries from Company, Subscribers, and Prospective Subscribers. Client shall provide the materials specified in Sections 4(b)(i) and 4(b)(ii) via transmission methods Company specifies.

(iii)    Fees and Expenses. Client is responsible for all applicable taxes applicable to it. Overdue fees are subject to interest of 18.0% per annum, or the maximum rate permissible by law, whichever is less, and Client is liable for all costs of collection, including attorney’s fees. Client is responsible for third-party expenses that Company incurs on Client’s behalf provided that Client has given prior written authorization.

5.	Representations and Warranties

a.      Mutual Representations and Warranties; Obligations. As of the Effective Date and throughout the Term, each party represents and warrants that: (i) it is a fully-formed entity in good standing in the state of incorporation or formation referenced on the Order Form, or on the Deal Sheet for an Affiliated Issuer; (ii) it and its signatory has the power and authority to execute, deliver and perform this Agreement; (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and (iv) it will use diligent and reasonable efforts, consistent with industry standards, to ensure that its performance in connection with an Offering is compliant with applicable federal and state securities laws and regulations.

b.      Client Representations and Warranties; Obligations. As of the Effective Date and throughout the Term, Client represents and warrants that it (i) will comply with the Purchase Agreements and with the laws, rules and regulations applicable to its business and an Offering, including specifically that Client and its employees and agents shall comply with Section 15(a) of the Exchange Act of 1934 and with parallel state issuer-broker-dealer registration requirements; (ii) will maintain the security of Investor, Subscriber, and Prospective Subscriber information provided by Company; (iii) will not, and will ensure that any person or entity acting on its behalf will not, directly or indirectly, in connection with an Offering make any offer or sale of any of the Securities or any securities of the same or similar class as the Securities the result of which would cause the offer and sale of the Securities to fail to be entitled to applicable exemptions from registration under the Securities Act, such as those afforded by Section 4(a)(2) of the Securities Act and Regulation D, and similar exemptions under applicable state securities laws; (iv) will not retain or allow, directly or indirectly, any person or entity to provide Outside Services during the Term; (v) does not have knowledge of and has not been apprised verbally or in writing of the following relating to an Offering: potential litigation, a violation of applicable law or regulation, a circumstance which would preclude an Offering from exemption from registration pursuant to Section 4(a)(2) of the Securities Act, or reasonably would be expected to have a material adverse effect on the Client’s ability to raise capital in an Offering; (vi) will use the System and Services in compliance with laws, rules and regulations applicable to its business and use of the System, including the applicable terms of use; (vii) will ensure third-parties providing services for the Offering, including Marketing Sites, use the System and Services in compliance with laws, rules and regulations applicable to their business and, when applicable, use of the System, including the applicable terms of use; (viii) will protect data, and confidential and personally identifiable information obtained by Client in connection with its use of the System and Services; and (ix) will be solely responsible for any use of the System and Services by Client, Users, Marketing Sites or anyone else under this Agreement.

c.      Client Covered Person Representations. Client further makes the following representations and covenants relating to its Covered Persons (defined below) and agents:

(i)	Neither Client nor any of its directors, executive officers, general partners, managing members, other officers participating in an Offering of the Securities, or beneficial owners of 20% or more of Client’s outstanding voting equity securities, calculated on the basis of voting power (each a “Covered Person,” and together, “Covered Persons”), is subject to one or more of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D (each a "Disqualification Event").

(ii)	Client shall provide a list of all Covered Persons, including the full name, personal and business address of each, to Company in writing (“MCP List”). Client shall update the MCP List, and transmit the updated list in writing to Company, within 72 hours of any change to the Covered Persons, provided that Client shall not be required to update the MCP List solely for changes to a Covered Person’s address. Client shall immediately give written notice to Company if Client becomes aware that a Covered Person is subject to a Disqualification Event.

(iii)	If Client has Affiliated Representatives that will participate in an Offering (with the Company’s consent, which may be granted or withheld in Company’s sole discretion), then Client represents and warrants that none of the Affiliated Representatives participating or who will participate in an Offering is subject to a Disqualification Event.

(iv)	Client shall not pay transaction-based compensation to an Affiliated Representative or other Compensated Solicitor who is subject to a Disqualification Event.

d.      Company Representations and Warranties; Obligations. As of the Effective Date and each time Company provides Services in connection with an Offering, Company represents and warrants that it: (i) is, and during the term of this Agreement will be, duly registered as a broker- dealer under the Exchange Act; (ii) is and will remain a member in good standing with FINRA and is and will remain in good standing with the SEC; (iii) is or prior to the commencement of any Offering will be registered as a broker-dealer in each state or jurisdiction required for an Offering; (iv) is currently and will remain in compliance with (x) the capital and financial reporting requirements of FINRA, (y) the capital requirements of the SEC, and (z) the capital requirements of every state in which it is licensed as a broker-dealer; (v) will take appropriate steps to ensure that all Network Members and all persons who will receive compensation, directly or indirectly, for soliciting Prospective Subscribers by, though, or on behalf of Company for an Offering (each a “Compensated Solicitor”), are not subject to a Disqualification Event; and (vi) will use commercially reasonable efforts to (x) maintain the overall security of the System and related infrastructure, (y) protect confidential and personally identifiable information provided by Client and its Users through the System, and (z) maintain and execute processes designed to prevent the introduction of malware, spyware, viruses and other corruption into the System.

6.	Client Acknowledgements; Assumptions and Obligations

a.	Client Acknowledgments. Client acknowledges and agrees that:

(i)	Company’s role is that of service provider only and is not a principal to an Offering or any transaction nor is it acting as a fiduciary in connection with any transaction proposed or consummated under this Agreement.

(ii)	Company may restrict or suspend access to the System or Services as Company deems necessary to comply with applicable law, protect against communications or security problems, perform emergency maintenance, or where Client is in breach of this Agreement.

(iii)	Client is solely responsible for obtaining and maintaining, and protecting the security of its software, systems, equipment, telecommunication and internet connections required for Client’s use of the System and Services, as well as any third party expenses incurred by Company on Client’s behalf, with Client’s authorization.

(iv)	Company, Network Members, and their respective agents may disclose without prior notice to or consent from the Client, Offering Materials and other information relating to an Offering to any applicable regulatory authority (including FINRA) as required or requested pursuant to applicable regulation or in the course of a securities compliance audit.

(v)	Client is responsible for backup of data and retention of business records, including records relating to an Offering, as it deems necessary or desirable, but at least as required by law applicable to the Client.

(vi)	Company may rely upon the accuracy and completeness of all information provided by Client, and has no obligation to independently verify any such information.

(vii)	Company and its affiliates may make reference in marketing or other materials to an Offering. More specifically, Company may reference Client and Affiliated Issuer by name and include other information about the Offering as permitted by 17 C.F.R. 230.134(a).

(viii)	Company is not responsible for Outside Services, including accreditation checks, KYC checks and other diligence for Subscribers and Investors performed by parties other than the Company.

(ix)	In performing the Services, Company makes no guarantee that Client will raise funds in an Offering or meet its fundraising goals.

b.      Client Assumptions and Obligations. In addition to any other responsibilities or duties described in this Agreement, set forth below is a list of the obligations for which Client is responsible, conditions on Company’s performance, and assumptions upon which Company has relied in agreeing to perform the Services described in this Agreement on the terms set out herein (collectively “Assumptions”). If any of the Assumptions are not performed or prove to be incorrect, it may cause changes to the schedule, deliverables, level of effort required, or otherwise impact Company's performance of the Services, and Company will have no liability with respect to its inability to perform the Services resulting therefrom, provided that Company will use commercially reasonable efforts to promptly notify Client of any failure to perform or inaccuracy of the Assumptions in an effort to mitigate the negative impact of any Assumptions that are not performed or are inaccurate. Any variance from these Assumptions will be promptly discussed between the parties, and applicable changes will be mutually agreed upon and confirmed in writing before Company continues to perform the Services.

(i)	Client shall timely comply with requirements Company sets forth as necessary, in Company’s discretion, to facilitate the Services.

(ii)	Company is entitled to rely upon the accuracy of all information provided by Client personnel, vendors, and agents. Except in instances of obvious and apparent error, Company has no obligation to independently verify information.

(iii)	Client shall provide Company with access to documentation, personnel, and decision makers as reasonably needed for Company to timely perform the Services.

(iv)	Client shall commit the necessary resources as requested or described in this Agreement to support the performance of the Services in a timely manner.

(v)	Company is not required to enter into a contractual relationship with Client’s third party suppliers. Client will be responsible for any changes necessary to be made to its systems.

(vi)	Client shall use the System only in connection with Services under this Agreement.

(vii)	Client is responsible for the provision and build of internal technical architecture it needs to support the System, including servers, networks, mobile devices, non- productive environments, connectivity and hardware in collaboration with its third- party suppliers.

(viii)	The Services and System are provided in English only.

(ix)	Subject to Client’s standard company policies and security regulations, Client shall make the following available for Company personnel who are working at Client sites and facilities on an as needed basis if required to provide the Services or System and as agreed to in advance by Client: building access (during regular business hours), workspace (including phones) if and when available, printer access, and internet access for Company-owned computers.

7.	Proprietary Rights

a.      Company Proprietary Rights. Company and its affiliates have the exclusive right, title and interest in and to their proprietary systems, software, including the System, information, logos, services names, domain names, marks, copyrights, business processes, know-how, documentation, materials and technology (collectively, “Company IP”) and no rights or interest are transferred to Client even if Company uses or provides Company IP to Client in connection with its performance of the Services. Client shall not recompile, disassemble, reverse engineer, make or distribute any other form of, or create derivative works from, the Company IP without prior written consent. Client acknowledges that the System, related materials and software were developed, compiled and arranged by Company through expenditure of substantial time, effort and money and constitute valuable intellectual property and, as between Client and Company, are Company IP.

Client shall not, and Client shall not permit any third party to: (i) copy, modify, adapt, translate or otherwise create derivative works of the System, except for such copies, translations and adaptions of the System documentation as reasonably necessary for Client’s use of the Services in connection with the Purpose; (ii) reverse engineer, decompile, disassemble or otherwise attempt to discover the source code of the System, (iii) rent, lease, sublicense, sell, assign or otherwise transfer rights in or to the System; (iv) remove any proprietary notices or labels on the System or (v)   intentionally use, post, transmit or introduce any device, software or routine which interferes or attempts to interfere with operation of the System. Client shall not use Company IP, including Company’s marks or trade names, without prior written consent. Client shall not disclose or distribute information about the System, Company IP, or Services in a manner that competes with Company.

b.	Transaction Data and Subscriber Data.

(i)      “Transaction Data” means source and derivative data provided, electronically or otherwise, to Company by or about Client, Prospective Subscribers, Subscribers, and Investors in connection with an Offering (including, but not limited to, metrics regarding the dollar amount of deal flow, number of deals, nature of deals, and deal timing) in aggregated and anonymized form only, and which does not directly or indirectly identify Client or any Subscriber Data. Company and its affiliates (i) may compile and use for its advantage any Transaction Data; (ii) may sell, license or otherwise make Transaction Data available to third parties; and (iii) has exclusive ownership of and title to the Transaction Data, derivative products, compilations, and all related intellectual property rights, each of which are Company IP. Nothing in this Agreement prevents Client from collecting, storing, distributing or using data about an Offering as allowed by applicable law and regulation.

(ii)     “Subscriber Data” means personally-identifiable information Prospective Subscribers submit to Company, electronically or otherwise, to make or attempt to make an Individual Investment under this Agreement (whether or not the Prospective Subscriber becomes a Subscriber or an Investor), including, but not limited to, financial and personal information. Subscriber Data does not include information that Company receives outside of this Agreement (“Outside Information”), even if Outside Information is duplicative of Subscriber Data. Company shall only use Subscriber Data to provide the Services, to comply with its obligations as a broker- dealer, and to comply with applicable law and regulation. Company may use Outside Information in its discretion, subject to its obligations under applicable law and regulation. Client shall use Subscriber Data that Company provides Client in compliance with applicable law and regulation.

c.       Client Proprietary Rights. Client owns or has a license to use all intellectual property rights in and to Client IP. “Client IP” means proprietary systems, software, information, logos, services names, domain names, marks and copyrights the Client uses. Client hereby grants Company a limited, non-exclusive license during the Term to use Client IP it provides Company solely for purposes of performing the Services (including provision of Offering Materials and the System). Company may share with its affiliates and service providers, and with Network Members, any information that it deems necessary to provide the Services to Client, provided that Company will require each of them to use reasonable care to protect Client’s IP and Confidential Information (defined below).

8.	Confidential Information

a.      Each party agrees (i) to protect and treat as confidential the disclosing party's Confidential Information using the same care as it would in protecting its own information of a similar nature, but no less than reasonable care; and (ii) to limit dissemination of such Confidential Information to (w) persons within the party's business organization or that of its affiliates; (x) Network Members, if Client engages Company for Network Services; and (y) service providers all of which (z) have a need to use such Confidential Information in connection with an Offering or performance of the Services, who have been advised of the confidential nature thereof, and who have agreed to keep such information confidential as required herein or are under obligations of confidentiality imposed by law or rule or their professional obligations (“Representatives”). Each party will remain responsible for compliance with the provisions of this Section by its Representatives.

b.      “Confidential Information” means all material non-public information of the disclosing party (or third party non-public information provided to the disclosing party subject to restrictions on disclosure) including, without limitation, (i) a party’s commercial, business, financial, strategic, legal, technical, operational, administrative and marketing information, non- public intellectual property (including, respectively, non-public Company IP and Client IP), know- how and other information or data in whatever form supplied, relating to a party, its subsidiaries, affiliated companies and its business; and (ii) summaries, memoranda, analysis, compilations, forecasts, studies or other documents which contain or otherwise reflect such information.

c.      A receiving party will have no obligation to maintain the other party’s Confidential Information where the receiving party can show that such information (i) was in the possession of the receiving party without any obligation of confidence prior to disclosure of such information by the other party; (ii) is or becomes publicly available through no fault of the receiving party; (iii) was developed by the receiving party independent of this Agreement and information provided by the other party in connection with this Agreement; or (iv) is required to be disclosed pursuant to a valid court order or demand of a regulatory authority or other governmental body, provided however, that, unless prohibited by law, the receiving party will first give written notice to the disclosing party, so that the disclosing party may seek appropriate legal remedies. In addition, Company may disclose Client Confidential Information to the extent necessary to perform the Services. Company may disclose, without prior notice, Confidential Information to any applicable regulatory authority, including FINRA, as required or requested pursuant to regulation or in the course of an audit or examination. Client will treat this Agreement as Confidential Information of Company, except as necessary to enforce its terms. Nothing in this Agreement prohibits a party from initiating communications directly with, or responding to any inquiry from, or providing testimony before the SEC, FINRA, any other self- regulatory organization, or any other state or federal regulatory authority regarding a party’s actions under this Agreement.

9.	Indemnity

a.      Client’s Indemnity. Client will indemnify, defend and hold harmless Company, its licensors, service providers, registered representatives, Network Members, and their respective affiliates, managers, agents and employees (“Company Parties”), from and against all third-party claims, damages and liabilities (including attorneys’ fees and expenses) (“Liabilities”), in connection with or arising out of (i) an Offering, including without limitation, Offering Materials; (ii) Client’s gross negligence or willful misconduct; (iii) Client’s breach of this Agreement or Client’s failure to comply with applicable law, rules or regulations; (iv) Outside Services; (v) Client’s and its Users’ use of the System; and (vi) a claim of infringement relating to Client IP.

b.      Company’s Indemnity. Company will indemnify, defend and hold Client and its affiliates, managers, agents and employees (“Client Parties”) harmless from and against all Liabilities in connection with or arising out of (i) the inaccuracy of, or Company’s failure to comply with, its representations and warranties; (ii) Company’s gross negligence or willful misconduct; (iii) Company’s or its employees or registered representatives’ unauthorized verbal or written representation in connection with an Offering made in breach of this Agreement or in violation of the Securities Act or Exchange Act or any other applicable federal or state securities laws and regulations; (iv) breach of Section 7 (Proprietary Rights) or Section 8 (Confidential Information); and (v) a claim asserting that the System infringes a U.S. patent, copyright, trademark or trade secret except that Company will not indemnify under Section 9 (b)(v) to the extent any claim of infringement is caused by: (x) Client’s modification or use of the System other than as provided in the Agreement; (y) Client’s failure to use corrections or enhancements made available by Company to the extent that such corrections or enhancements would make the System non-infringing; or (z) information, specifications or materials provided by Client or on Client’s behalf. If the System is, or in Company’s opinion is likely to be held to be, infringing, Company may at its option obtain for Client the right to continue its use, or Company may terminate this Agreement. The remedies listed in Section 9(b)(v) constitute Client’s sole and exclusive remedies and Company’s entire liability with respect to infringement.

c.      Indemnity Procedures. An indemnifying party is relieved of its obligations of indemnification to the extent the Liabilities are caused by the negligence, willful misconduct or breach of this Agreement by the party seeking indemnification. To receive the indemnities contained in this Agreement, the party seeking indemnification must promptly notify the indemnifying party of a claim and provide reasonable cooperation (at the indemnifying party’s expense) and full authority to defend or settle the claim, provided that the indemnifying party may not settle a claim by requiring an admission of liability, obligation or payment by the indemnified party without the indemnified party’s prior written consent. The indemnified party, at its cost, may participate in the defense of the claim or action through counsel of its own choosing.

10.	Disclaimers; Limitations of Liability

a.      Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH ABOVE, THE SERVICES, INCLUDING ALL TECHNOLOGY AND SOFTWARE USED IN THE PERFORMANCE OF THE SERVICES, INCLUDING THE SYSTEM, ARE PROVIDED “AS IS.” COMPANY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON- INFRINGEMENT OF THIRD PARTY RIGHTS. COMPANY DOES NOT WARRANT THAT THE SERVICES (INCLUDING THE SYSTEM OR ANY COMPONENT THEREOF), WILL MEET THE REQUIREMENTS OF CLIENT OR THAT THE OPERATION OF THE SYSTEM WILL BE UNINTERRUPTED OR ERROR FREE. CLIENT ACKNOWLEDGES THAT UNDER NO CIRCUMSTANCES DOES COMPANY REPRESENT OR WARRANT THAT CLIENT’S GOALS FOR AN OFFERING WILL BE MET, AND COMPANY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT IT WILL IDENTIFY OR RECEIVE ANY MINIMUM MONETARY AMOUNT OR NUMBER OF ORDERS FROM SUBSCRIBERS OR INVESTORS. COMPANY IS NOT RESPONSIBLE FOR THE ACCURACY OR COMPLETENESS OF INFORMATION PROVIDED BY OR ON BEHALF OF CLIENT, A USER, OR A PROSPECTIVE SUBSCRIBER. EXCEPT AS SET FORTH IN THE SERVICE LEVEL AGREEMENT FOR THE SYSTEM, COMPANY SHALL NOT BE RESPONSIBLE FOR SERVICE INTERRUPTIONS, INCLUDING, WITHOUT LIMITATION POWER OUTAGES, SYSTEM FAILURES OR OTHER INTERRUPTIONS OR FOR ANY ERROR OR OMISSION IN THE CONTENT OR OTHER DATA TRANSMITTED THROUGH THE SYSTEM.

b.      Limitations of Liability. EXCEPT AS PROVIDED IN SECTION 10(c), AND EXCEPT TO THE EXTENT PROHIBITED BY LAW:

(1)  A PARTY HAS NO LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY FOR SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, LOSS OF BUSINESS, LOSS OF PROFITS OR REVENUE, GOODWILL OR SAVINGS, OR DAMAGE TO, LOSS OF OR REPLACEMENT OF DATA OR, COST OF PROCUREMENT OF SUBSTITUTE SERVICES) RELATING IN ANY MANNER TO THE SERVICES (WHETHER ARISING FROM CLAIMS BASED IN CONTRACT, TORT OR OTHERWISE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM OR DAMAGE;

(2)     IN ANY CASE, COMPANY'S ENTIRE LIABILITY RELATING IN ANY MANNER TO THE SERVICES, INCLUDING THE USE OF THE SYSTEM, REGARDLESS OF THE FORM OR NATURE OF THE CLAIM, SHALL BE LIMITED IN THE AGGREGATE TO THE FEES ACTUALLY PAID TO COMPANY UNDER THIS AGREEMENT DURING THE SIX (6) MONTHS PRIOR TO THE CLAIM ARISING; AND

(3)     COMPANY IS NOT LIABLE TO CLIENT OR A THIRD PARTY FOR ANY DIRECT OR INDIRECT DAMAGES OF ANY KIND ARISING OUT OF THE ACTS OR OMISSIONS OF NETWORK MEMBERS OR AFFILIATED REPRESENTATIVES EXCEPT AS EXPRESSLY PERMITTED IN THIS AGREEMENT.

THE DISCLAIMERS AND LIMITATIONS CONTAINED IN THIS SECTION 10 ARE A FUNDAMENTAL PART OF THE BASIS OF THE BARGAIN HEREUNDER, AND COMPANY WOULD NOT PROVIDE THE SERVICES TO CLIENT AND CLIENT WOULD NOT ENGAGE THE COMPANY’S SERVICES WITHOUT THEM.

c.      Exclusions. The limitations of liability set forth in Section 10(b) do not apply to (i) a party’s obligations under Section 9 (indemnification); (ii) a party’s gross negligence or intentional misconduct; and (iii) a party’s obligations under Section 7 (proprietary rights) or Section 8 (confidential information); or to Section 10(d), below.

d.       Liquidated Damages for Breach of Exclusivity. The parties acknowledge and agree if Client fails to comply with its obligations under this Agreement under Sections 4(a)(v), then (i) the limitations of liability of this Section 10 do not apply; (ii) the actual and consequential damages suffered by Company are uncertain and difficult to calculate with exactness as of the Effective Date; (iii) the amount fixed as liquidated damages payable to Company as set forth in this Section 10(d) shall be fifteen percent (15%) of the gross amount raised by Client or its affiliates in the breaching Individual Investment (“Liquidated Damages”); and (iv) the Liquidated Damages are fair, and not disproportionate to Company’s probable loss.

11.	Term and Termination

a.      Term. The Term of the Agreement is as follows unless mutually agreed in writing or unless terminated earlier as allowed in this Agreement:

(i)	The Agreement begins on the Order Form Effective Date and continues for the duration of the Initial Term as set forth in the Order Form. The Order Form may indicate that the Initial Term continues for a specified number of “full months.” If the Order Form Effective Date is not the first day of a month, then the first full month of the Initial Term is the month following the month of the Order Form Effective Date. For example, if the Order Form states the Initial Term is 6 full months and the Order Form Effective Date is January 15, then the Initial Term will end on July 31 of the same year.

(ii)	Unless a party gives 10 days’ written notice of non-renewal (“Non-Renewal Notice), the Agreement will renew for consecutive three month periods (each, a “Renewal Term”). Client shall pay an Engagement Fee for the entire Renewal Term on the first day the Renewal Term begins based on the monthly rate set forth in the Order Form.

b.      Termination of Agreement. This Agreement may be terminated before the end of the Term upon mutual agreement, or (i) by the non-breaching party, for the other party’s material breach of the Agreement (x) upon ten (10) days’ notice, if the breach is curable and remains uncured at the end of the notice period; or (y) immediately, upon written notice if the breach is not curable. The Agreement is also terminable immediately, upon written notice (ii) by the non-breaching party for the other party’s material breach relating to the non-breaching party’s Confidential Information or Proprietary Rights; (iii) by either party as required by applicable law; (iv) by one party if the other party is insolvent or fails to pay its obligations as they arise; and (v) by Company, if a contract between Client and Company or a Company affiliate is terminated by Company or its affiliate for Client’s material breach; (vi) by Company as set forth in Exhibit A, Section B(II); and (vii) by Company if Client is Unresponsive.

“Unresponsive” means (x) Client has not responded to Company’s correspondence regarding an Offering or Services for five (5) consecutive business days (“Response Request Trigger”) and remains unresponsive for three (3) business days after Company provides notice to Client pursuant to Section 15 (a) and (b); (y) the Response Request Trigger occurs more than once during the Term; or (z) Company is unable to perform its Services under the Agreement because of failure or material inaccuracy in the assumptions and obligations in Section 6 that is not corrected by Client within a reasonable period of time.

c.	Effects of Termination.

Upon termination of this Agreement, the following applies:

(i)      Client shall pay all amounts then due and owing under this Agreement, including, but not limited to, all outstanding Fees. All Fees are non-refundable, including Engagement Fees paid in advance, unless mutually agreed upon in writing or as expressly provided in this Agreement.

(ii)      Each party must return or destroy and permanently delete the other party’s Confidential Information. A party may request of the other party that an officer certify that the party (and its Representatives) have fully complied with this provision. Company may retain Confidential Information as required under applicable law and regulation. All terms that should reasonably be understood to survive termination of this Agreement do survive, specifically including those relating to Confidential Information, proprietary rights, limitations of liability, indemnification, governing law, and jury waiver.

(iii)     Company shall provide a Diligence Report Call on or before the Agreement termination date for all Offerings for which Company has provided a Diligence Services Confirmation unless Client is in material breach.

(iv)     Company shall wind down its Offering Services as set forth in the Deal Sheet.

(v)      If (x) Client elects to discontinue Offering Services for an Offering and does not have a termination right under this Agreement or if Company terminates this Agreement for material breach and (y) there are Remaining Funds, then upon invoice from Company: Client shall pay Company the Base Transaction Fees for the Remaining Funds as if the Remaining Funds were Gross Proceeds of an Offering. “Remaining Funds” are funds (i) that remain in escrow when an Offering ends that Subscribers remitted to engage in an Individual Investment in the Offering; (ii) for which Company performed Transaction Services on behalf of the Client for the corresponding Subscriber and (iii) that the Client has discretion on whether to accept and elects not to accept.

12.	General

This Agreement (including the incorporated fully-executed Order Form and Deal Sheets) sets forth the entire agreement between the parties with respect to the Services and supersedes all prior agreements relating to Company’s provision of services for Client’s securities offerings. This Agreement may not be modified or amended except by written agreement. If a provision of this Agreement is declared to be invalid, the remaining provisions of this Agreement continue in full force and effect. Client may not assign this Agreement without Company’s prior written consent. Company may assign one or more of the specific Services to one or more of its affiliates and the obligations of both parties as to the assigned Services continue under this Agreement in full force and effect except that if Company’s assignee cannot legally accept one or more of the Fees as structured in this Agreement under applicable law or regulation, then the parties will work in good faith to establish a fee structure that the assignee can accept. No waiver by either party of any provision of or right under this Agreement will constitute a waiver of any other provision of or right under this Agreement. This Agreement may be executed in multiple counterparts and by facsimile or electronic means, each of which is deemed an original but all of which together will constitute one and the same agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. Nothing in this Agreement will be construed to create a partnership, joint venture, or other similar relationship between the parties. Company Parties and Client Parties that are third parties are third-party beneficiaries of Section 9 (a) and Section 9(b), respectively.

13.	Governing Law; Jury Waiver

This Agreement will be governed by and construed in accordance with laws of the Commonwealth of Virginia, without reference to its choice of law principles. Except for the Arbitration Exceptions, defined below, the parties agree that any controversy arising out of or relating to this Agreement or an Offering will be settled by arbitration in accordance with FINRA’s rules then in effect, or, if FINRA declines jurisdiction then by arbitration under the American Arbitration Association, and its Supplementary Procedures for Securities Arbitration. The “Arbitration Exceptions” are (a) a party may seek injunctive or other equitable relief in any state or federal court of competent jurisdiction for any actual or alleged infringement of any intellectual property or other proprietary rights; and (b) Company may seek the payment of Fees where the defendant resides or has assets; and (c) a party may bring suit in the Richmond General District Court, located in Richmond, Virginia for amounts in controversy that do not exceed $25,000.00. Unless FINRA or American Arbitration Association rules dictate otherwise and except as stated above, the venue for any dispute will be Richmond, Virginia. A PARTY IS ENTITLED TO ALL COSTS OF DEFENSE FROM THE OTHER PARTY, INCLUDING ATTORNEY’S FEES, IT INCURS IN DISMISSING A CLAIM BECAUSE IT WAS FILED IN AN IMPROPER JURISDICTION OR VENUE. EACH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN AN ACTION ARISING FROM OR RELATING TO THIS AGREEMENT.

14.	Non-Solicitation

Unless prohibited by applicable law, each party agrees that it will not, without the prior written consent of the other party, solicit, offer work to, employ, or contract with, directly or indirectly, on its own behalf, any of the other party’s Personnel or the Personnel of its affiliates during the Term or during the twelve (12) months immediately following the conclusion of Term, provided that the foregoing is not meant to apply to the hiring of any Personnel in response to a general newspaper or Internet advertisement or other solicitations not targeting such Personnel. For purposes of this Section 14, “Personnel” means any individual a party employs or has employed as a partner, employee or individual independent contractor and with which a party comes into direct contact in the course of the Agreement. If a party breaches this Section 14, the breaching party will pay compensation to the non-breaching party in the form of liquidated damages equal to the greater of one (1) year’s compensation (x) offered to the Personnel by the breaching party; or (y) paid or offered to the Personnel by the non-breaching party.

15.	Notice

The parties shall provide notice under this Agreement in writing in one of the following ways: (a) by personal delivery or overnight delivery, which is effective immediately upon delivery; (b) by certified mail, return receipt requested, which is effective three (3) business days after notice is sent; (c) by email, which is effective one (1) business day after the date successfully sent (subject to the notifying party having proof of successful transmission). Company shall send notice to Client to the address specified in the Order Form, unless modified by notice under this Section or in the Deal Sheet. Client shall send notice to Company as follows:

WealthForge Securities, LLC

Attention: Chief Compliance Officer

6800 Paragon Place, Suite 200

Richmond, VA 23230

legal@wealthforge.com

EXHIBIT A

SERVICES AND RELATED FEES

A.	ENGAGEMENT FEE
I	Engagement Fee

The Engagement Fee is a recurring fee to engage Company to provide Services as set forth in the Order Form or Deal Sheet. The Engagement Fee is generally a flat amount per month and is payable as set forth in Section F of this Exhibit A unless otherwise amended in writing.

B.	DILIGENCE FEES AND SERVICES
I	Diligence Fees

The Order Form may provide for a separate Diligence Fee for Diligence Service or Company may provide Diligence Services as part of the Engagement Fee.

II	Diligence Services

a.      After the Order Form Effective Date. After the Order Form Effective Date, Company will provide Client with (x) a list of Offering Materials Company requires from Client to conduct the Diligence Services; and (y) a method to provide Offering Materials to Company. Within thirty (30) days of the Order Form Effective Date, Client shall (x) provide the required Offering Materials via the method Company specifies; and (y) notify Company that the Offering Materials are available for review. Client may request one 30-day extension using a form provided by Company. Company shall accept the first extension request and may accept additional extensions in its sole discretion.

b.      Diligence Services Period. Company shall confirm that it will perform Diligence Services for the corresponding Offering in writing upon an initial review of the Offering Materials. (“Diligence Services Confirmation”) Upon the Diligence Services Confirmation and after the first payment of the Engagement Fee is paid in full together with all applicable Diligence Fees, Company will perform Diligence Services.

Company shall provide the following as part of the Diligence Services:

1.	Conduct Bad Actor Checks on covered persons.
2.	Provide independent diligence services on claims Client makes in its Offering Materials.
3.	Review and provide feedback regarding Offering Materials.

c.      Diligence Services Work Product. The end product of the Diligence Services is a “Diligence Report Call” as follows: Company’s representatives will have a conference call with Client about the Offering to indicate (i) that the Offering meets Company’s standards to commence distributing subscription agreements to Prospective Subscribers and to discuss Company’s provision of Offering Services; or (ii) does not meet Company standards with a list of deficiencies and the recommended steps for Client to take for the Offering to meet Company’s standards to commence distributing subscription agreements to Prospective Subscribers so that Company can provide Offering Services. After the Diligence Report Call, either Company or Client may end the Diligence Services for the Offering at any time upon written notice to the other party (“Diligence End Notice”).

Ex A - 1 of 6

d.      Diligence Services for Subsequent Offerings. Client shall request that Company perform Diligence Services for a second and all subsequent Offerings by providing the required Offering Materials via the method Company specifies as set forth in the list Company provides in Exhibit A, Section B(II) (a) and (y) notifying Company that the Offering Materials are available for review for the new Offering. Subsequently, the parties shall follow the process set forth in Exhibit A, Section B(II) (b) –(c) for the new Offering.

Company Termination Right. Company may terminate this Agreement upon written notice if Company determines in its discretion that Client is in breach of Section 5. For a termination under this Exhibit A, Section II(e), Client shall pay all fees due, prorated through the date the termination is effective and Company shall reimburse Client for Engagement Fees paid in excess the amount due based on the date of termination except if the breach is due to Client’s willful misconduct or gross negligence, Client owes all amounts due under the Agreement, including Engagement Fees through the end of the Term.

C.	BASE TRANSACTION FEES AND SERVICES
I	Base Transaction Fees

Base Transaction Fees are generally a flat percentage of Gross Proceeds and are set forth in the Order Form or Deal Sheet.

II	Base Transaction Services

The Company conducts the following Base Transaction Services for an Offering unless modified in the Deal Sheet:

1.	Process investments by Subscribers and execute accepted orders. Company may provide reports to Client regarding Offering status.
2.	Company facilitates execution of a tri-party escrow agreement between Company, Client, and a bank that serves as an escrow agent and trustee of Subscriber funds in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. Company directs payments from Subscribers into a third-party escrow account and notifies the escrow agent of a request to distribute funds to Client (and to Company for Fees Client owes Company) to effectuate a closing of each Individual Investment.
3.	Maintain records for all closed Individual Investments.
4.	Provide ACH payment processing services for Subscribers.
5.	Provide Anti-Money Laundering (“AML”) monitoring services.
6.	Conduct OFAC checks on each Subscriber and applicable parties related to the Client.
7.	Provide FinCEN checks on each Investor, for 6 months after the completion of each Individual Investment.
8.	Make commercially reasonable efforts to comply with the Regulation D Rule 506(d) Bad Actor Check requirements
9.	For a Rule 506(c) Offering, determine the accreditation status of Subscribers under applicable regulatory guidance, and provide Client (x) certification that Company has performed the accreditation check; and (y) a list of Subscribers that Company deems to be accredited based on its check.
10.	File Form D and Blue Sky documentation as required for the Offering (“Regulatory Filing Service”), subject to the Additional Fees set forth in Section D below.
11.	For each Offering Company accepts through a Deal Sheet, Company provides the System as the primary means for Subscribers to submit information to the Company. As to the Client, the System is comprised of two parts:

Ex A - 2 of 6

a.	The Invest Button® – provides Users that are Prospective Subscribers an online process to subscribe to an Offering including the ability to review and sign Offering Materials. Company may confirm and approve that the Offering is compatible with the System for each Offering in its sole discretion. The Invest Button may be embedded within a Dynamic Tombstone™, which allows for a standardized display of the key aspects of the Offering.

b.	The System also allows client moderator access to Client and its approved agents, including review of certain information regarding an Offering allowed by Company, applicable law and regulation and the Agreement. During the Term, the System also provides Client access to copies of Offering Materials. Upon termination of the Agreement, Company will terminate Client’s access to documentation on the System.

c.	Initial Configuration. Company will provide one configuration that will apply to each Invest Button under this Agreement as follows:
i.	Choice of color scheme
ii.	Integration of Client’s logo and images
iii.	Display of Client’s text content

Client will provide license to Company for use of its logo, images, and content for use in the System and Company will receive full indemnity for all claims arising from use of Client’s logo, images and content.

d.	Hosting and Technical Support. Company shall provide hosting through Amazon Web Services or another comparable hosting service. If Client requests, Company will provide Client with the technical specifications of its third party hosting services and shall notify Client in writing of any change in the hosting provider or technical specifications. Uptime Commitment for hosting is set forth in the Service Level Agreement, which may be amended from time to time in Company’s discretion. Company shall provide ongoing support and maintenance services for the System as set forth in the Service Level Agreement.

D.	NETWORK FEES AND SERVICES
I	Network Fees

a.      Client will pay Company a Company Network Success Fee as set forth in the Order Form if a Network Member introduces an Investor to an Offering. Company Network Success Fees may be modified in the Deal Sheet or as otherwise agreed in writing and are generally a flat percentage of Gross Proceeds of an Offering based on Network-Identified Gross Proceeds. “Network- Identified Gross Proceeds” are Gross Proceeds of an Offering from Individual Investments attributable to Subscribers who become Investors that Network Members introduce to an Offering through Retail Introductions.

b.      The Network Member Commission is up to an additional percentage of Network-Identified Gross Proceeds identified by one or more Network Members that are registered broker-dealers. The Network Member Commission compensates a Network Member for making a Retail Introduction that becomes an Investor. Therefore, Company must re-allow to Network Members all Network Member Commissions that it receives, including amounts Company retains out of escrow upon an Escrow Release. Company shall return to Client all amounts of Network Member Commissions it does not re-allow.

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II	Network Services

a.      If elected by Client in the Deal Sheet, Company will provide Network Services. Network Services means Company will provide an introduction of an Offering to one or more Network Members in its sole discretion (“Wholesale Introductions”). In making Wholesale Introductions, the Company may share information about the Offering, including Confidential Information pertaining to the Offering, with Network Members.

b.	Company may utilize the following features in providing Network Services:

(i)	Featured Email—Initial email notification to Network Members exclusively promoting the Offering.

(ii)	Update Email— Subsequent email notifications to Network Members exclusively promoting the Offering.

(iii)	Multiple-Tombstone Email—Email notifications to Network Members promoting the Offering together with other offerings for which Company is providing Network Services.

(iv)	Tracking Reports—Reports Company periodically provides Client regarding the status of Wholesale Introductions for the Offering.

Company reserves the right to amend or discontinue Network Services features or may offer features not listed above. Unless specified in writing on the Order Form, Company may utilize Network Services features its sole discretion for the Offering.

c.      As allowed by Company in it its sole discretion, interested Network Members may in turn introduce Prospective Subscribers to an Offering, including distributing Offering Materials (“Retail Introductions”). Retail Introductions may include introductions to all types of Prospective Subscribers a Network Member has a relationship with or develops a relationship with, including institutional investors in some cases.

d.	Provisions pertaining to all Network Services

(i)	Company may act as the exclusive managing broker-dealer of a syndicate of broker- dealers in connection with an Offering.

(ii)	When Network Services are used in an Offering and when the Company allows a Network Member to make Retail Introductions, Company agrees to use its diligent and reasonable efforts to cause Network Members to comply with the obligations set forth in this Agreement that are applicable to making Retail Introductions, particularly the obligation to follow applicable law and regulation. Company’s obligations under this clause are satisfied if Company (x) contractually binds Network Members to comply with all such obligations; (y) periodically confirms with Network Members that they understand and are in compliance with the foregoing obligations, and (z) promptly investigates any reasonable suspicions Company may have that a Network Member is not in compliance with the applicable obligations.

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(iii)	If Client elects that Company provide Network Services, all Network Members making Retail Introductions for an Offering are third-party beneficiaries of Client’s representations and warranties in this Agreement.

(iv)	If a Network Member elects to engage in Retail Introductions, Company may provide the Network Member with its own access and use of the System.

(v)	Absent the Client’s willful misconduct, fraud or breach of this Agreement (including non-payment of fees), Company is responsible and liable for any commissions or other payments due to any Network Members that Company has contractually agreed to pay. Company is not responsible or liable for any commissions or other payments that may be due to a Network Member pursuant to Client’s or a third party’s agreements, promises or representations to or with a Network Member. Client is always responsible for damages Company incurs because of Client’s willful misconduct, fraud or breach of this Agreement.

(vi)	As with all of its Services, Company makes no guarantee that Client will raise funds in an Offering or meet its fundraising goals in its provision of Network Services.

E.	ADDITIONAL FEES AND SERVICES

a.	Regulatory Filing Service Fees. Unless otherwise agreed in writing, Company shall file on Client’s behalf all required federal and state filings, including notice filings subject to the following fees: $350.00 each, plus filing costs for each jurisdiction, which vary by jurisdiction.

b.	Affiliated Rep Supervision Services. If the parties agree in writing, Company shall provide Rep Supervision Services as set forth in a separate Affiliated Representative Addendum, which is incorporated to this Agreement if specified in the Order Form, Deal Sheet, or other written agreement Company and Client each executes. If the Deal Sheet indicates, Company, though its Affiliated Representatives only, shall provide Placement Services for an Offering. Placement Services are described in the Affiliated Representative Addendum. The parties plan to confirm in each Deal Sheet the name of the Affiliated Representatives to perform Placement Services for the Offering.

c.	Escrow Fee. Company may charge a fee for administration of escrow accounts as set forth in an Order Form.

d.	Payment Services. The following are additional fees that always apply to Subscriber payments unless otherwise stated in the Deal Sheet:

(i)	If Client elects to accept checks as a form of payment for Securities, there is a $400.00 month “Lock Box Fee” associated with the additional administration of compliant check handling.

Ex A - 5 of 6

(ii)	Not Sufficient Funds (NSF) Fee: $50.00 for each returned payment

e.	Client and Company may agree in writing to additional services as specified with the corresponding fees in the Order Form or Deal Sheet (“Additional Services”).

F.	PAYMENT PROCEDURES

a.	Engagement Fee and Diligence Fee.

(i)	After executing an Order Form, Client shall select an automatic payment method for the Diligence Fee and Engagement Fee, as applicable, and shall provide (x) the payment method information on a form Company provides and (y) the initial payment of the Engagement Fee and Diligence Fee to Company within ten (10) business days of the Order Form Effective Date. If Client does not comply with the foregoing sentence, then this Agreement terminates immediately upon written notice from Company unless Company subsequently accepts payment and confirms its intent to provide Services in writing. Company is not obligated to perform Services until Client pays the first payment due as indicated by Company’s invoice after the Order Form is fully-executed.

(ii)	Upon executing an Order Form, Client commits to paying the Engagement Fee for the entire Initial Term. Engagement Fees are due as follows: Upon executing the Order Form, Client shall pay Company (x) the Engagement Fee prorated for the partial month if the Order Form Effective Date is not the first day of the month; and (y) the Engagement Fee for the first three full months of the Term. Subsequent payments of the Engagement Fee are due in advance for each subsequent three-month period of the Term. Company may seek legal remedies for the unpaid amounts of the Engagement Fee that Client has committed to pay.

(iii)	Diligence Fees, if applicable, are due in full upon executing the Order Form.

(iv)	Company may discontinue providing Services, including the System, if Client does not timely remit Fees as they become due. All Fees paid are not refundable unless otherwise provided in this Agreement, including Engagement Fee amounts paid in advance.

(v)	Client authorizes Company to automatically deduct the Engagement Fee when it becomes due via the method Client selects and shall notify Company if the selected payment method changes or is unavailable, and shall provide Company with valid automatic payment information and deduction authority at all times during the Term.

b.	Other Fees and General Procedure for all Fees.

(i)	Company may withhold the Base Transaction Fee and Company Network Success Fee out of the amounts held in escrow upon Escrow Release.

(ii)	For all Fees under this Agreement, the Company may (x) elect to take Fees due and unpaid to Company under this Agreement out of an Escrow Release.

(iii)	If a fully-executed Order Form specifies amounts for Fees that are Fees for Offering Services, then Company agrees to charge no more than the fees specified in the Order Form in a Deal Sheet unless Client agrees otherwise.

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MASTER SERVICES AGREEMENT
DEAL SHEET

This Deal Sheet, effective            (Deal Sheet Effective Date) is between WealthForge Securities, LLC, a Virginia limited liability company (“Company”), and            (“Client”) and is incorporated by reference into the Master Services Agreement effective between the parties, including the Master Services Agreement Terms and Conditions (“T&Cs”),. This Deal Sheet is governed by the terms of the T&Cs, including definitions. If there is a conflict between the Deal Sheet and the T&Cs, the Deal Sheet controls.

1.	Offering Identification

a.	Name of Offering:

b.	Registration Exemption:

c.	Maximum / Minimum Amount of Raise:

d.	Is there a contingency for the first Escrow Release for the Offering: YES or NO
If Yes, indicate contingency here:

e.	Other Deal Parameters:

2.	Offering Services and Fees

a.	Engagement Fee

Client is already paying the Engagement Fee. No additional Engagement Fee is due for this specific Offering.

b.	Summary of Fees for this Offering

(i)	Base Transaction Fee: bps of the Gross Proceeds of each Investment Transaction.

(ii)	Company Network Success Fee: 100 bps of Network-Identified Gross Proceeds

(iii)	Network Member Commission: up to bps of Network-Identified Gross Proceeds identified by one or more Network Members that are registered broker-dealers OR N/A.

(iv)	Affiliated Rep Commission: : bps OR N/A

(v)	Regulatory Filing Service Fees: $350.00 each for all required federal and state filings, including notice filings plus filing costs for each jurisdiction, which vary by jurisdiction.

DS- 1 of 3

c.	Base Transaction Services

(i)	The Base Transaction Fee is a fee payable based on a percentage of the Gross Proceeds of each Investment Transaction as set forth in Section 2(b), above.

(ii)	Unless otherwise indicated below, Company will perform all of the Base Transaction Services as described in Exhibit A, Part BII.

d.	Network Fees

(i)	Does Client elect that Company provide Network Services?
Yes or No:
If No, the remainder of this Section 2(c) is inapplicable. If Yes, the following applies:

(ii)	Client shall pay the Company Network Success Fee, which is a fee in addition to the Base Transaction Fee payable based on a percentage of the Network-Identified Gross Proceeds as set forth in Section 2(b), above.

(iii)	Client shall additionally pay Company a Network Member Commission as set forth in Section 2(b), above.

(iv)	Unless otherwise indicated below, Company shall perform the Network Services as described in Exhibit A, Part CII.

e.	Affiliated Representative and Placement Services

(i)	Does Client intend to for an Affiliated Representative to perform Placement Services for this Offering?
Yes or No:
If No, the remainder of this Section 2(e) is inapplicable. If Yes, the following applies:

(ii)	Company intends for the following Affiliated Representative(s) to perform Placement Services and receive compensation for this Offering:

(iii)	Client shall pay the Affiliated Rep Commission for the Offering as set forth in Section 2(b), above.

f.	Termination. Services under this Deal Sheet end upon the first occurrence of one of the following events: (x) the Offering reaches its end date as set forth in an Offering Materials; (y) the Client abandons the Offering ; or (z) the Term ends. Upon the occurrence an event in the preceding sentence, the Company shall wind down its Services for the Offering, including corresponding with the escrow agent to facilitate proper distribution of funds.

3.	Other Terms, including Additional Services and Fees:

a.	Company will provide Regulatory Filing Services as set forth in Exhibit A at the cost set forth in Section 2(b), above.

DS- 2 of 3

4.	Certifications

a.	Client understands the obligations under Section 4(a)(v) of the T&Cs that Company is the exclusive provider of the Offering Services for the Offering and, furthermore, that Client shall not (i) engage a party other than Company to perform services commonly known as “placement services” to solicit Prospective Subscriber for the Offering; and (ii) has not and shall not accept funds in the Offering unless Company processes those funds.

The following certification only applies to the Issuing Party:

The Issuing Party represents and warrants all its associated persons participating in the sale of securities: (x) are exempt from registration as a broker under the registration safe harbor provided by 17 C.F.R. 240.3a4-1; and (y) will remain exempt from registration as a broker by meeting the conditions and restricting participation in the Offering as set forth in 17 C.F.R. 240.3a4-1.

The parties’ authorized representatives execute this Deal Sheet as of the date first stated above.

COMPANY	CLIENT
WEALTHFORGE SECURITIES, LLC	CLIENT NAME

By:____________________	By:____________________

Name:__________________	Name:__________________

Title:___________________	Title:___________________

To be signed only if an Affiliated Issuer is the Issuing Party:

Affiliated Issuer acknowledges it has received a copy of the Master Services Agreement, including the Terms and Conditions (“T&Cs”), and agrees to become a party to the Master Services Agreement, for the Offering listed in this Deal Sheet only, subject to the terms in the T&Cs. For the Purposes of this Offering, reference in the T&Cs and this Deal Sheet to “Client” apply jointly and severally to Client and Affiliated Issuer.

Affiliated Issuer:

Type of Entity:

State of Formation/Incorporation:

Notice Address:

City, State: Zip:

Notice Contact Name: Notice Email:

AFFLIATED ISSUER

AFFLIATED ISSUER NAME

By:     ____________________________

Name:   ___________________________

Title:   ____________________________

DS- 3 of 3

SECOND AMENDMENT TO MASTER SERVICES AGREEMENT

Effective August 21, 2017

This is the second amendment (“Second Amendment”) to the Master Services Agreement by and between WealthForge Securities, LLC, a Virginia limited liability company (“WealthForge”) and Hylete, Inc. (“Client”). All capitalized terms not otherwise defined have the meanings ascribed them in the Agreement.

R1.       On July 20, 2017, the parties entered into an Agreement which included an Order Form and the Master Services Agreement Terms and Conditions (“T&Cs”).

R2.       The parties subsequently amended the Agreement on August 3, 2017 (“First Amendment”).

R3.        The parties desire to further amend the Agreement to add a new Offering type.

The parties therefore agree as follows:

1.          Currently, Company does not support Regulation A offerings under Section 3(b)(5) of the Securities Act (“Reg. A+ Offerings”). As set forth in the below provisions, Company will endeavor to enhance the System and Services to support one or more Reg. A+ Offerings.

a.           On or before September 30, 2017, Company shall provide Client “sandbox” access to the System to test the acceptability of System’s Reg. A+ Offering functionality. Proposed System functionality for A+ Offerings is included in the attached Appendix A. On or before September 30, 2017, Company will also provide its proposed process for providing Base Transaction Services for Reg. A+ Offerings.

b.           Client will determine whether or not to approve the System and Base Transaction Services “as is” by no later than October 15, 2017.

c.           If Client does not approve both the System’s functionality and the Base Transaction Services related to Reg. A+ Offerings within the requisite time period, (x) it is not a breach of the Agreement and (y) the Agreement will continue without Company’s ability to support Reg. A+ Offerings.

2.        If the Client accepts the System and Services by the requisite time period, Company will provide the System and Services to Client for the remainder of the Term, including the Reg. A+ Offering enhancements, and the following applies:

a.        The definition of Offering is deleted and replaced with the following:

“‘Offering’ means a specific securities offering structured in accordance with the requirements of Regulation A or with Section 4(a)(2) of the Securities Act (and Rule 506 of Regulation D promulgated thereunder) for which Company performs Services. The definition of Offering may be further identified when Client engages Company for Offering Services pursuant to a fully-executed Deal Sheet.”

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b.        Section 5(b)(iii) of the T&Cs is deleted and replaced with the following: “(iii) will not, and will ensure that any person or entity acting on its behalf will not, directly or indirectly, in connection with an Offering, make any offer or sale of any of the Securities or any securities of the same or similar class as the Securities, the result of which would cause the offer and sale of the Securities to fail to be entitled to applicable exemptions from registration under the Securities Act, such as those afforded by Section 3(b)(5) of the Securities Act and Regulation A, or Section 4(a)(2) of the Securities Act and Regulation D, and similar exemptions under applicable state securities laws;”

c.        The parallel provisions to the Bad Actor rules set forth in Regulation D, Rule 506(d) apply to Reg. A+ Offerings.

d.        The following provisions apply to Base Transaction Services for Reg A+ Offerings:

(i)	Company will support only ACH and wire for transfer of funds from Subscribers to the escrow account.

(ii)	In conducting Base Transaction Services, Company often requires additional documentation and information after a Subscriber submits an order to assess the Subscriber’s eligibility to become an Investor (“Additional Information”). Based on requests and reports from Company, Client shall contact Subscribers to collect Additional Information and manage the process of collecting Additional Information and submitting it to Company. The Assumptions in Section 6(b) of the T&Cs expressly apply to Client’s obligation under this provision.

(iii)	If more than 500 Subscribers submit orders for Securities for Reg A+ Offerings in a calendar week, then (x) Company may in its discretion limit its acceptance of additional orders for Reg A+ Offerings, including limiting System access to Client and its Users (“A+ Subscription Hold”); and (y) Company will make commercially reasonable efforts to perform its Base Transaction Services for Subscribers during the A+ Subscription Hold.

e.	The Base Transaction Fee of 100 bps of gross proceeds from each Investor does not apply to Reg A+ Offerings. The Base Transaction Fee for Reg A+ Offerings will be no more than:

(i)	$25.00 for each Investor that is (x) an individual; or (y) a married couple making a joint investment; and

(ii)	$35.00 for each Investor that is an entity.

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f.	Company will perform the Regulatory Filing Service for all requisite Reg A+ filings, including specifically Form 5110. In addition to the associated filing cost, the Regulatory Filing Service Fee applies to all filings the Company makes on Client’s behalf for all Offerings, including Reg A+ Offerings.

3.	All other terms and conditions of the Agreement, including the First Amendment continue unchanged and in full force and effect.

The parties execute this Amendment effective the date specified above.

WEALTHFORGE SECURITIES, LLC	HYLETE, INC.

By: /s/ Bill Robbins	/s/ Ron Willson

Name: Bill Robbins	Ron Wilson

Title: CEO	CEO

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Appendix A

To Second Amendment

Proposed Reg A+ System Functionality

The following apply to the online workflow for Potential Subscribers in a Reg A+ Offering attempting to submit an order through an Invest Button:

a.	Log in / Create account page

b.	“Get started” page with an explanation of the process and information investor will provide

c.	Ability to accommodate various Investor types (individual, entity, married, etc.)

d.	Investment calculator to determine a non-accredited investment and min/max allowable investment

e.	KYC information capture (name, address, DOB, SSN, etc.)

f.	Document upload (formation docs for entities, drivers license, etc.)

g.	Payment options (limited to ACH and wire only)

h.	Page to review subscription information & submit subscription order

i.	DocuSign email sent to Potential Subscriber for signature

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ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, WealthForge (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through your DocuSign, Inc. (DocuSign) Express user account. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. For such copies, as long as you are an authorized user of the DocuSign system you will have the ability to download and print any documents we send to you through your DocuSign user account for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $ 0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign "Withdraw Consent" form on the signing page of your DocuSign account. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use your DocuSign Express user account to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through your DocuSign user account all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact WealthForge:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To contact us by email send messages to: admin@capitalforge.com

To advise WealthForge of your new e-mail address

To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send an email message to us at admin@capitalforge.com and in the body of such request you must state: your previous e-mail address, your new e-mail address. We do not require any other information from you to change your email address.

In addition, you must notify DocuSign, Inc. to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail in DocuSign.

To request paper copies from WealthForge

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail to admin@capitalforge.com and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with WealthForge

To inform us that you no longer want to receive future notices and disclosures in electronic format you may:

i.      decline to sign a document from within your DocuSign account, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii.     send us an e-mail to admin@capitalforge.com and in the body of such request you must state your e-mail, full name, IS Postal Address, telephone number, and account number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.

Required hardware and software

Operating Systems:	WindowsXP or above, Mac OS X, iOS 6 or above, Android 4.0 or above. Pre-release (e.g. beta) versions of operating systems are not supported.
Browsers:	FireFox 13 or above, Chrome 18 or above, Safari 5.1 or above, Internet Explorer 9.0 or above/ Pre-release (e.g. beta) versions of browsers are not supported.
Email:	Access to a valid email account
Enabled Security Settings:	Allow per session cookies Users accessing the internet behind a Proxy Server must enable HTTP 1.1 settings via proxy connection
Other:	Software may be required to view Adobe PDF files.

** These minimum requirements are subject to change. If these requirements change, we will provide you with an email message at the email address we have on file for you at that time providing you with the revised hardware and software requirements, at which time you will have the right to withdraw your consent.

Acknowledging your access and consent to receive materials electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please verify that you were able to read this electronic disclosure and that you also were able to print on paper or electronically save this page for your future reference and access or that you were able to e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format on the terms and conditions described above, please let us know by clicking the "I agree" button below. By checking the "I Agree" box, I confirm that:

•	I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORD AND SIGNATURE DISCLOSURES document; and

•	I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and

•	Until or unless I notify WealthForge as described above, I consent to receive from exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by WealthForge during the course of my relationship with you.

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